EXHIBIT 1.1

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I, the undersigned, sworn public translator, in and for the city of Rio de
Janeiro, state of Rio de Janeiro, duly appointed by the Government of the state of Rio de Janeiro, DO HEREBY ATTEST AND CERTIFY that a document was presented to me for translation into English, which I have lawfully performed by reason of my official capacity, as follows:--------------------------------------------------
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---------------------------ARACRUZ CELULOSE S.A.--------------------------------
----------------------------------BY-LAWS---------------------------------------
---------------------------------CHAPTER 1--------------------------------------
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----------------DENOMINATION, OBJECT, MAIN OFFICE AND DURATION------------------
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Article 1: ARACRUZ CELULOSE S.A. shall be governed by the By-laws herein and by the applicable legislation.-----------------------------------------------------
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Article 2: The objective of the Corporation is forestry and reforestation operations; industrialization and trade of forest - related products;
exploration of renewable energy resources; and the performance of industrial, commercial, agricultural and rural activities in general, for those purposes authorized to:------------------------------------------------------------------
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I - participate in any manner in other enterprises, following a decision by the
Board of Directors on a proposal by the Board of Officers.----------------------
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II - engage in any activities and carry out any


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services directly or indirectly related to its main activities, including import and export.---------------------------------------------------------------------
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Article 3: The Corporation shall have its headquarters, jurisdiction and fiscal domicile in the City of Aracruz, State of Espirito Santo. It may establish offices and other facilities in the country after a decision of the Board of Directors, as well as offices and other facilities abroad by deliberation of the Board of Directors, after a Proposal from the Board of Officers.----------------
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Article 4: The Corporation shall have an undetermined period of duration.-----------------------------------------------------------------------
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-----------------------------CHAPTER II-----------------------------------------
----------------------CAPITAL STOCK AND SHARES----------------------------------
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Article 5: The underwritten capital stock is R$1,854,506,731.94 (one billion, eight hundred fifty - four million, five hundred six thousand, seven hundred thirty-one reais and ninety-four cents) divided into 1,032,554,120 (one billion, thirty-two million, five hundred fifty-four thousand and one hundred twenty) nominative shares, with no face value, of which

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455,390,699 (four hundred fifty-five million, three hundred ninety thousand, six hundred ninety-nine) are common shares and 577,163,421 (five hundred seventy-seven million, one hundred sixty-three thousand, four hundred twenty-one) are class-'A' and class-'B' preferred shares.-----------------------
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Paragraph 1 - The underwritten capital stock may be increased up to R$
2,450,000,000.00 (two billion, four hundred fifty million reais) regardless of any alteration in the by-laws following a decision by the Board of Directors after a proposal from the Board of Officers, except when the underwriting of shares is intended for the realization of assets, in which case an approval by the Annual Stockholders' Meeting is required.-----------------------------------
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Paragraph 2 - Increases in capital may occur without obeying the previously existing proportion between the different types and classes of shares.----------
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Paragraph 3 - It is the responsibility of the Annual Stockholders' Meeting to deliberate about the matter mentioned in the above Paragraph.-------------------
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Paragraph 4 - The number of non-voting preferred shares, or of those subject to restrictions when exercising the right to vote, may not exceed 2/3 of the total shares issued, exclusive of the special legislation provisions concerning fiscal incentives.---------------------------------------------------------------------
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Paragraph 5 - Splitting shall always be made of the same type and class of the split shares; increases in capital arising from capitalization of reserves as an effect of indexing the realized capital shall be carried out without changes in the number of shares issued. Distribution of new shares resulting from the increase of capital through the capitalization of profits and reserves not resulting from the aforementioned capitalization shall be carried out, as to common shares, by the distribution of the same type shares, and, as to preferred shares, by the distribution of class-'B' preferred shares.----------------------
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Article 6: Each common share shall be entitled to one vote in the deliberations by the Annual Shareholders' Meeting.--------------------------------------------
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Article 7: Preferred shares shall not be entitled to vote, but they are assured a dividend 10% (ten per


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cent) higher than the one attributed to the common shares, in addition to priority in capital reimbursement in the event of liquidation of the Corporation.--------------------------------------------------------------------
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Paragraph 1 - Without prejudice of the provision set forth by the "caput" of the article herein, class 'A' preferred shares shall have priority in receiving a 6% (six per cent) minimum annual dividend, calculated by the value of the capital they represent and divided between them in equal amounts.-----------------------
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Paragraph 2 - Class 'B' preferred shares, albeit entitled to dividends, which shall be calculated according to the provision set forth by the "caput" of the article herein, shall not have priority in receiving such dividends.------------
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Paragraph 3 - Class 'A' preferred shares may be converted into class 'B'
preferred shares, the cost of the conversion to be borne by the interested shareholder.--------------------------------------------------------------------
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Article 8: Shares may be kept in a deposit account, in the name of the respective shareholder, with no issue

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of Certificates, in a reliable financial institution accredited by Comissao de
Valores Mobiliarios (Securities and Exchange Commission) and appointed by the Board of Officers, with the approval by the Board of Directors.-----------------
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Sole Paragraph: The interested shareholders shall bear the costs of the transfer of services of the property of posted shares, within the limits determined by Comissao de Valores Mobiliarios.------------------------------------------------
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Article 9: Each class of shares shall have its own set of numbers.--------------
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Article 10: Share certificates shall always be signed by 2 (two) Officers, and the Corporation may issue multiple securities and bonds.------------------------
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Article 11: The rights of preference of shareholders in the underwriting increases of the capital stock shall be assured for a period no shorter than 30 (thirty) days, pursuant to the law.---------------------------------------------
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Paragraph 1 - The 30 (thirty) day period set forth under this article shall be counted from the

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publication date of the underwriting notice in the State Official Gazette.------
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Paragraph 2 - The shareholder who fails to pay the installments corresponding to the shares provided for in the Bulletin or in the notice shall be deemed delinquent and subject to the payment of interest at an annual rate of 12% (twelve per cent), indexing and a 10% (ten per cent) fine on the amount of the installment.--------------------------------------------------------------------
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-------------------------------CHAPTER III--------------------------------------
------------------------GENERAL SHAREHOLDERS' MEETING---------------------------
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Article 12: Ordinary Shareholders' Meetings shall be held by April 30th of every year, and Extraordinary Meetings whenever required by the interests of the Corporation.--------------------------------------------------------------------
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Sole Paragraph - The Annual Shareholders' Meeting shall be presided by the
Chairman of the Board of Directors, who will choose one or more Secretaries among the attending shareholders.-----------------------------------------------
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Article 13: The Annual Shareholders' Meeting shall

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establish the global value of compensation to be paid to the members of both the
Board of Directors and the Board of Officers.-----------------------------------
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Sole Paragraph - The apportionment of the compensation among the administrators shall be determined by the Board of Directors.----------------------------------
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---------------------------------CHAPTER IV-------------------------------------
 ------------------------------ADMINISTRATION-----------------------------------
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Article 14: The Corporation shall be administered by a Board of Directors and a
Board of Officers.--------------------------------------------------------------
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Sole Paragraph - Up to 1/3 (one third) of the Board of Directors members may be elected to Officer positions.---------------------------------------------------
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----------------------------------SECTION I-------------------------------------
-----------------------------BOARD OF DIRECTORS---------------------------------
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Article 15: The Board of Directors shall be constituted by a minimum of 9 (nine)
and a maximum of 12 (twelve) members, i.e., shareholders residing in the country, one of them being the Chairman, who will be elected to a 3 (three) - year term by the Annual Shareholders'


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Meeting, reelection permitted, and shall remain incumbent until their successors take office.--------------------------------------------------------------------
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Paragraph 1st - Any Member of the Board of Directors may submit to the approval of the Annual Meeting the nomination of an alternate to substitute for said Member in Board of Directors meetings.------------------------------------------
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Paragraph 2 - The installation of the Members shall be under the terms entered into the book of "Minutes of the Board of Directors Meetings."------------------
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Paragraph 3 - Once installed, the Board of Directors shall elect 2 (two) from amongst its members who, in the indicated order, will sit for the Chairman in the event of his absence or impediment.-----------------------------------------
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Paragraph 4 - The Board of Directors may, whenever it deems necessary, set up
Committees to advise and brief on subjects under its responsibility.------------
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Paragraph 5 - The Committees mentioned in Paragraph 4th may function part-time or full-time, and may be constituted, in addition to the members of the Board of Directors, by any member of the Board of Officers and other individuals invited for that purpose.---------------------------------------------------------------

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Article 16: It is the responsibility of the Board of Directors:-----------------
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I - To establish the general guidelines for the Corporation businesses and to determine the related economic and financial policies;--------------------------
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II - To elect and dismiss Officers, and by proposal of the CEO, to establish their respective duties;--------------------------------------------------------
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III - To supervise the Officers' administration; to review books and documents of the Corporation at any time; to request information on signed contracts, or about to be signed, and on any other acts;--------------------------------------
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IV - To summon the Annual Shareholders' Meetings;-------------------------------
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V - To give their opinion on Administration reports and Board of Officers accounts;-----------------------------------------------------------------------
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VI - To deliberate about capital stock increases and the consequent issuance of shares, by determining the issuance price according to the limit of authorized capital, excepting, as to deliberation, if applicable,


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provisions under Article 5, Paragraph 3;----------------------------------------
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VII - To authorize the alienation, mortgage and, in any manner, the encumbrance of property of the Corporation's permanent assets, extending guarantees to obligations of third parties, except personal guarantees in favor of the companies controlled by the Corporation itself, which shall not be subject to previous authorization;---------------------------------------------------------
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VIII - To choose and dismiss independent auditors;------------------------------
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IX - To guide and advise the Board of Directors on all matters of interest to the Corporation;----------------------------------------------------------------
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X - To supervise the administration of company businesses in order to assure that deliberations of the Annual Shareholders' Meeting and the Board of Directors itself are complied with;---------------------------------------------
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XI - To approve plans, programs, and financial and investment budgets of the
Corporation;--------------------------------------------------------------------
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XII - To approve the orientation to be followed by the

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Corporation's representative in Annual Meetings held by controlled and affiliated Corporations, or by those in which it has a stake.-------------------
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XIII - To approve in advance any contracts to be signed between the Corporation and its Shareholders;-----------------------------------------------------------
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XIV - To authorize the acquisition of its own shares in order to cancel them, or to hold them as treasury shares for future alienation---------------------------
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XV - To decide about the issue of promissory notes ("Commercial Papers");-------
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XVI - To approve the orientation to be followed by Company-appointed Members in
Boards of Directors, or any other deliberative Bodies of companies in which the Corporation may hold a controlling interest, but not their sole control; of affiliated companies, or of those in which it has a stake; concerning relevant matters such as, but not limited to, election of administrators, participation in other companies, negotiation of stock interests, increase of capital stock or authorized capital, approval of Business Plans and its amendments, alteration of by-laws, issue of


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securities, alienation or encumbrance of property of the permanent assets, agreement with related persons, and investments in new production resources;----
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XVII - The provision of the final portion of item VII under this article shall not be applicable to any company in whose control the Corporation does participate, however does not solely hold its control. In such case, the authorization by the Board of Directors to grant any guarantees, whether personal or real, shall be required.--------------------------------------------
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Article 17: The Board of Directors shall meet whenever required by the interests of the company. Said meetings shall be summoned by the Chairman, or by at least
3 (three) of its Members. Decisions shall be taken by majority of votes, with the attendance of more than half of its members.--------------------------------
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Paragraph 1 - The meetings shall be summoned by letter or by telegram with at least (five) days in advance.--------------------------------------------------
Paragraph 2 - The Officers shall attend the Board of Directors meetings whenever summoned to do so.--------------------------------------------------------------
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Paragraph 3 - The Chairman may invite a Board Member to


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act as secretary to the meetings.-----------------------------------------------
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Article 18: In the event of a vacancy left by a departing Member, the respective alternate shall be summoned and, in the absence of the latter, a substitute will be appointed by the other members of the Board, and will perform the respective duties until the next Annual Shareholders' Meeting is held.---------------------
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Sole Paragraph - The elected successors shall complete the term of office of their respective predecessors.--------------------------------------------------
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Article 19: It is the specific responsibility of the Chairman of the Board:-----
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1. To chair the Annual Shareholders' Meeting;-----------------------------------
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2. To summon and chair the Board of Directors meetings;-------------------------
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3. To supervise the administrative services of the Board;-----------------------
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4. To organize and have the agenda of each meeting distributed, as well as the necessary information to the Board members at least 5 (five) working days before

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the date of each meeting.-------------------------------------------------------
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-----------------------------SECTION II-----------------------------------------
--------------------------BOARD OF OFFICERS-------------------------------------
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Article 20: The Board of Officers shall be constituted by at least 2 (two) and a maximum of 8 (eight) members, shareholders or otherwise, residing in the Country, one of them being the CEO and the remainder Officers. One of them, if previously appointed by the Board of Directors, may hold the title of Vice-CEO and, without prejudice of his permanent duties, shall substitute for the CEO in his temporary impediments and shall succeed him in the event of vacancy, until the Board of Directors elects a substitute to complete the term of office of the replaced officer.---------------------------------------------------------------
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Paragraph 1 - The Board of Officers members shall be elected by the Board of
Directors for a 3 (three) - year term, reelection permitted, and shall remain in office until the installation of their respective successors.-------------------
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Paragraph 2 - The installation of the Officers shall be under the terms entered into the book of "Minutes of


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the Board of Officers' Meetings."-----------------------------------------------
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Article 21: The Board of Officers shall have full powers to administrate and manage company businesses in order to perform all acts and operations related to the objectives of the Corporation, provided guidelines and decisions of the Board of Directors and the Annual Shareholders' Meeting are complied with.------
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Sole Paragraph: Without prejudice of the provisions set forth by item VII under article 16, the Board of Officers, by collective decision, may authorize the alienation of properties and equipment that have become ineffective, unnecessary or obsolete.--------------------------------------------------------------------
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Article 22: It is the responsibility of the CEO to perform executive duties of the Corporation, including the organization, coordination and supervision of activities performed by the other Officers, ensuring that the deliberations and guidelines determined by the Annual Shareholders' Meetings and by the Board of Directors are explicitly observed.----------------------------------------------
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Paragraph 1 - In addition, it is the responsibility of the CEO:-----------------

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I - To summon and chair Board of Officers meetings;-----------------------------
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II - To keep the Board of Directors informed about the Corporation's activities.
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Paragraph 2 - The other members of the Board of Officers shall perform the duties assigned to them by the Board of Directors upon proposal by the CEO.-----
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Article 23: Provided that provisions under item I of article 2 and items VII and
XIII to XV of article 16 of these By-laws are observed, the members of the Board of Officers, always acting jointly in sets of two, shall represent the Corporation, actively and passively, in Court or otherwise, including on matters concerning the alienation or encumbrance of properties of the permanent assets and the waiver of obligations of third parties towards the Corporation.---------
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Paragraph 1 - For purposes of judicial acts in general the Corporation may also be represented by 01 (one) Officer, together with 01 (one) attorney in fact, or by 02 (two) attorneys in fact with special powers.------------------------------
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Paragraph 2 - Powers of attorney shall carry the signatures of 02 (two) Officers and shall specify the powers being granted and, with the exception of those with "ad judicia" clauses, shall not be valid for more than one year.----------------
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Paragraph 3 - For representational acts before federal, state and municipal public entities; semi-governmental agencies; public corporations; mixed economy corporations; grantees and licensees of public utilities; in acts that do not result in obligations to the Company or in waiving third-party obligations towards the Company; on carrying out fiscal and social security obligations; for the preservation of its rights in administrative proceedings or any other kind; on endorsing checks for the Company's credit in bank accounts; on handling checking accounts within the scope of the program of petty cash purchases, up to the equivalent to 03 (three) minimum salaries; and on acts concerning the relations between the Company and its employees, the Company may be represented by 01 (one) Officer only, or by 01 (one) attorney in fact only with specific powers.-------------------------------------------------------------------------
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Paragraph 4 - For representational acts outside its


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jurisdiction, as authorized under the terms of the by-laws herein, the Company may be represented by 01 (one) Officer only, or by 01 (one) attorney in fact only with explicit powers to carry out the specific act, provided such representative is appointed by a joint decision of the Board of Officers--------
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Article 24: In the event of vacancy left by the departure of a Board of Officers member, the Board of Directors shall elect an alternate to carry out the remaining term of the replaced member.------------------------------------------
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Sole paragraph - Except as provided under Article 20, during his/her absence and temporary impediments, any Officer shall be replaced by the CEO or any other Officer appointed by the latter. Pursuant to the paragraph herein, the alternates shall perform their duties cumulatively with those of the replaced Officer until the latter resumes his duties.------------------------------------
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Article 25: The Board of Officers shall meet whenever required by the interests of the Corporation, at its headquarters or at a location informed in the notification, and the presence of the CEO or the Vice-CEO is mandatory. The decisions, registered in the


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minutes, shall be taken by the absolute majority of votes of the attendees, and the CEO or the Vice-CEO shall cast the deciding vote in addition to their individual votes.---------------------------------------------------------------
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------------------------------CHAPTER V-----------------------------------------
-----------------------------FISCAL BOARD---------------------------------------
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Article 26: The Corporation shall have a non-permanent Fiscal Board, constituted by 5 (five) effective members and 5 (five) alternates, which shall be governed by the applicable laws.---------------------------------------------------------
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------------------------------CHAPTER VI----------------------------------------
-----------------------------FISCAL YEAR----------------------------------------
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Article 27: The fiscal year shall coincide with the calendar year. On December
31st of every year the balance sheet shall be set out, complying with the law, and after establishing the reserves, amortizations and depreciations determined, or permitted, by law, the following shall be deducted from the net profits earned:-------------------------------------------------------------------------

I - 5% (five per cent) to constitute the legal reserve

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fund, until its amount reaches 20% (twenty per cent) of the capital stock;------
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II - 25% (twenty-five per cent), minimum, for the mandatory payment of dividends to the shareholders, calculated on the amount of the net profit of the fiscal year adjusted pursuant to the law and complying with the priority assured to the preferred shares.---------------------------------------------------------------
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Paragraph 1 - The remaining balance shall be used according to the decision of the Annual Shareholders' Meeting on proposal by the Board of Directors, and on recommendation by Fiscal Board, providing it is in session.---------------------
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Paragraph 2 - The Board of Directors may determine the setting out of a semiannual balance sheet, or a shorter period, and the distribution of intermediate dividends for the account of the profits obtained, earned surplus or the profit reserves already set up.------------------------------------------
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-------------------------------CHAPTER VII--------------------------------------
---------------------------GENERAL PROVISIONS-----------------------------------

Article 28: So that the Corporation may comply with shareholders' agreements, these have to be filed in the


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Corporation's main office, and, upon request from the interested parties, they may be entered in the respective records and in stock certificates.-------------
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Article 29: The Corporation shall maintain a permanent department of
Technological Research and Development, with specific budget resources, according to annual or multiannual programs.------------------------------------
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Article 30: The Corporation shall maintain a social work service for its employees, with specific budget resources, according to annual or multiannual programs.-----------------------------------------------------------------------
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Article 31: The Corporation shall be liquidated as provided for by the law, or according to any decision by the Annual Shareholders' Meeting.------------------
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Sole paragraph - It befits the Annual Shareholders' Meeting to determine the manner in which liquidation shall occur, and the Board of Directors, which shall remain in office, shall appoint the liquidator. Pursuant to the law, the operation of the Fiscal Board operation shall be dependent upon request from the shareholders.-------------------------------------------------------------------
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-----------------------------CHAPTER VIII---------------------------------------
-------------------------TRANSITORY PROVISIONS----------------------------------
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Article 32: Pursuant to the terms of article 172, Law 6.404/76 of December 15,
1976, priority rights assured to shareholders mentioned in article 11 of these By-laws shall not apply, either to the increase of capital stock to be carried out in 1992 by public underwriting in Brazil and simultaneous issue of American Depositary Receipts (ADR) abroad, or the subsequent additional increase, which will be carried out to attend to option rights to be granted to the underwriters of said increase, according to the usual practice in the international market, to an amount not higher than 15% (fifteen per cent) of its respective value.----
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Article 33: It is the responsibility of the Board of Directors to deliberate about the aforementioned article and to effect any other acts that are necessary for the increases of capital mentioned above, pursuant to Article 16, Item VI of these By-laws. The aforementioned increases in capital may be carried out regardless of the previously existing proportion between different types and classes of shares, provisions of Article 5, paragraph 3 being thus inapplicable to the same increases of capital.-----------------------------------------------


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Matches the original.-----------------------------------------------------------
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--------------------Copied from the original document.--------------------------
---------------------------Jose Luiz Braga--------------------------------------
------------------------------Secretary-----------------------------------------
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I hereby declare that the foregoing is a true translation of the original matter written in Portuguese.----------------------------------------------------------
Rio de Janeiro, June 23, 2003.--------------------------------------------------